UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 28, 2018

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901

(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2018, El Paso Electric Company (“EE”) entered into (i) a Note Purchase Agreement (the “RGRT Agreement”) with Rio Grande Resources Trust II as the issuer (the “Trust”) and the several institutional purchasers identified in the RGRT Agreement (the “RGRT Purchasers”) and (ii) a Note Purchase Agreement (the “Company Agreement” and, together with the RGRT Agreement, the “Agreements”) with EE as the issuer and the several institutional purchasers identified in the Company Agreement (the “EE Purchasers”).

The Trust is a Texas grantor trust through which EE finances its portion of fuel for the Palo Verde Generating Station. Under the terms of the RGRT Agreement, on June 28, 2018, the Trust completed the sale to the RGRT Purchasers of $65,000,000 aggregate principal amount of 4.07% Senior Notes due August 15, 2025 (the “RGRT Notes”). Under the terms of the RGRT Agreement, EE will guarantee the payment of principal and interest on the RGRT Notes. The proceeds from the RGRT Notes will primarily be used to repay outstanding short-term borrowings under the revolving credit facility (the “RCF”) to finance nuclear fuel purchases.

Under the terms of the Company Agreement, on June 28, 2018, EE completed the sale to the EE Purchasers of $125,000,000 aggregate principal amount of 4.22% Senior Notes due August 15, 2028 (the “EE Notes” and, together with the RGRT Notes, the “Notes”). The proceeds from the EE Notes will primarily be used to repay outstanding short-term borrowings under the RCF for working capital and general corporate purposes.

The Trust will pay interest on the RGRT Notes, and EE will pay interest on the EE Notes, on February 15 and August 15 of each year until maturity, beginning on February 15, 2019. The Trust and EE may redeem the RGRT Notes and the EE Notes, respectively, in whole or in part, at any time at a redemption price equal to 100% of the principal amount to be redeemed plus a make-whole amount as described in the Agreements.

The sale of the Notes and the guarantee by EE of the RGRT Notes are being made by EE and the Trust in reliance on a private placement exemption from registration under the Securities Act of 1933, as amended.

The foregoing summary is qualified in its entirety by reference to the text of the Agreements, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about EE, the Trust, any other persons, any state of affairs or other matters.

(d)	Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of June 28, 2018, between El Paso Electric Company, Rio Grande Resources Trust II and the purchasers named therein.*
10.2	Note Purchase Agreement, dated as of June 28, 2018, between El Paso Electric Company and the purchasers named therein.*

*Certain schedules have been omitted. EE will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2018

EL PASO ELECTRIC COMPANY (Registrant)

By:	/s/ Nathan T. Hirschi
Name:	Nathan T. Hirschi
Title:	Senior Vice President – Chief Financial Officer